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                                                                    EXHIBIT 23.6



    CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR OF COMMTOUCH SOFTWARE LTD.



     I hereby consent to the references to my name and the inclusion of the information set forth in the Registration Statement on form F-1 of CommTouch Software Ltd., and all amendments thereto, including the information about me as a person who will become a member of its Board of Directors upon the closing of the offering.


Date: July 7, 1999                     /s/ Thomas M. Camp
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                                       Thomas M. Camp